EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-46818, 33-64289 and 333-47359) of Pharmos Corporation of our report dated February 25, 2009 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 25, 2009